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                                                                   EXHIBIT 10(k)
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN


1.      PURPOSE.

        Science Applications International Corporation (the "Company") hereby establishes the Science Applications International Corporation 1998 Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to secure for the Company and its stockholders the benefits inherent in the ownership of capital stock of the Company by employees of the Company and its subsidiaries. The Plan is intended to provide to all eligible employees of the Company and designated subsidiaries an opportunity to purchase shares of Class A Common Stock through payroll deductions. The Plan encompasses two components. One component constitutes a plan designed to comply with Section 423(b) of the Code ("423 Component"), such that the shares purchased thereunder will qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code. The second component, which shall apply to employees of Subsidiaries which do not fall within the definition of "subsidiary corporation" in Section 424(f) of the Code, constitutes a plan ("non-423 Component") which provides for the purchase of shares which do not qualify for the favorable tax treatment under Sections 423(a) and 421(a) of the Code.

2.      DEFINITIONS.

        (a) "Agent" shall mean the Agent for the Plan and shall be either the Company or its designee.

        (b) "Board" shall mean the Board of Directors of the Company.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d) "Committee" shall mean the Company's Employee Stock Purchase Committee responsible for administering the Plan.

        (e) "Company Percent" shall mean the percent of the purchase price contributed by the Company pursuant to the provisions of Section 11. The Company Percent shall be from zero percent (0%) to fifteen percent (15%) and shall initially be ten percent (10%) until changed by the Committee.

        (f) "Formula Price" shall mean the formula price as defined in the Company's Restated Certificate of Incorporation.

        (g) "Limited Market" shall mean the limited secondary market maintained by Bull, Inc., a wholly-owned subsidiary of the Company.

        (h) "Participant Percent" shall mean the difference between one hundred percent and the Company Percent.

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        (i) "Plan Year" shall mean February 1 through January 31 of each year.

        (j) "Subsidiary" as used in the non-423 Component of the Plan means any entity in which the company has an equity ownership interest. For purposes of the 423 Component of the Plan, Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in such chain, owns at least fifty percent (50%) of the total voting power in one of the other corporations in such chain.

3.      STOCK SUBJECT TO THE PLAN.

        The capital stock which may be purchased under the Plan is the Class A Common Stock, par value $.01 per share (the "Common Stock"), of the Company, which may be either authorized and unissued shares or issued shares. The Common Stock purchased by the Agent for employee stock purchase accounts under the Plan shall be subject to the terms, conditions and restrictions as set forth in the Plan, as well as restrictions set forth in the Company's Restated Certificate of Incorporation. The number of shares of Common Stock for issuance under the Plan shall be equal to the sum of the following: (a) 1,500,000 shares of Common Stock and (b) the number of shares of Common Stock available for issuance under the 1995 Employee Stock Purchase Plan as of the Effective Date, following which date no further shares will be offered or sold under the 1995 Employee Stock Purchase Plan.

4.      ADMINISTRATION.

        (a) The Plan shall be administered by the Committee. The Committee shall have the number of members as determined by the Board with a minimum of two members. The members of the Committee shall be appointed by and serve at the discretion of the Board. Each such Committee member shall be a stockholder of the Company and may be a director. Vacancies occurring in the membership of the Committee shall be filled by appointment of the Board.

        (b) Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Company:

                (i) to determine and change from time to time the Company
        Percent;

                (ii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                (iii) to prescribe forms for carrying out the provisions and purposes of the Plan;

                (iv) to interpret the Plan; and

                (v) to make all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations.

        (c) In exercising its authority, the Committee shall have the broadest possible discretion and the Committee's determinations under the Plan made in good faith shall be binding and conclusive


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on participating employees and other persons claiming entitlements under the
Plan. In no event shall a Committee determination with respect to a particular employee or provision of the Plan be binding with respect to any other employee (even if similarly situated) nor with respect to any future determinations regarding the same or other provisions of the Plan. No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith.

        (d) A majority of the Committee shall constitute a quorum. The acts of the majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.

5.      ELIGIBILITY.

        (a) Subject to the terms, provisions and conditions of the Plan, each employee of the Company or of a participating Subsidiary of the Company shall be eligible to participate in the Plan except for an employee who owns capital stock having five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries. The Subsidiaries whose employees may participate in the 423 Component of the Plan shall be designated from time to time by the Committee. The Committee may also impose additional eligibility requirements consistent with Section 423(b) of the Code. The Committee's determination of the status of an individual as an employee eligible to participate in the Plan for a particular purchase date or period shall be final, binding and conclusive, regardless of an subsequent reclassification or change in status.

        (b) The Subsidiaries whose employees may participate in the non-423 Component of the Plan shall be designated from time to time by the Committee. The Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and terms and conditions of, participation in the Plan by employees of such Subsidiaries and to establish subplans, which need not qualify under Section 423 of the Code, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable by the Committee. Participation in the Plan by employees of such Subsidiaries and the offer and purchase of Common Stock by such employees shall not be considered part of, or pursuant to, a Code Section 423 plan.

        (c) An employee shall cease to be eligible to participate in the Plan
(i) upon termination of employment with the Company or a Subsidiary thereof, whether by death, total disability, retirement or otherwise, (ii) upon a change in employment status to Leave of Absence pursuant to the terms of the Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence," unless the participant is on Medical Leave (as hereinafter defined), or (iii) upon transfer to a Subsidiary of the Company which has not been designated by the Committee as eligible for participation. An employee shall again become eligible to participate in the Plan as of the date of such person's re-employment by the Company or by a participating Subsidiary. For purposes of this Section 5(b), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91) consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for the employee to return to work or until the termination of employment.

        (d) No employee shall be entitled to purchase shares of Common Stock with a fair market value (measured as of its purchase date) of more than twenty-five thousand dollars ($25,000.00) in any


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calendar year pursuant to the Plan and any other "employee stock purchase plan"
(as such term is defined in Section 423(b) of the Code and regulations issued thereunder) of the Company or any of its Subsidiaries, or at any other rate of purchase that exceeds the rate allowed for plans qualifying under Section 423(b) of the Code.

6.      PARTICIPATION IN THE PLAN.

        (a) An eligible employee may enter the Plan at any time prior to its termination by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the Committee may prescribe or permit electronic enrollment procedures. The employee's payroll deduction authorization shall authorize regular payroll deductions from the employee's compensation.

        (b) The participating employee's payroll deduction authorization shall also designate the Company or the Company's designee to be Agent for participating employees with respect to all stock certificates for shares purchased under the Plan. All such stock certificates representing shares purchased for such participating employees shall be delivered to and held by the Agent. Prior to any record date established by the Company for any vote of its stockholders, the Agent shall distribute to each participant a stock certificate representing all shares purchased under the Plan and not yet distributed to the participant. Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

        (c) A participating employee suffering from financial hardship shall be eligible to apply to the Committee for an early distribution of such employee's interest in the Plan. The decision for an early distribution based upon financial hardship shall be at the sole discretion of the Committee. As soon as practicable after the approval of an early distribution to an employee based upon financial hardship, the Agent shall distribute to the employee all cash credited to his or her stock purchase account and shall release all shares credited to his or her stock purchase account.

7.      PAYROLL DEDUCTIONS.

        (a) Payroll deductions for employees shall be in an amount specified by the employee in his or her payroll deduction authorization, but not less than three percent (3%) nor more than ten percent (10%) of his or her compensation, expressed as a whole percentage of such compensation. Compensation as used herein shall be as defined by the Committee; provided, however, it shall include the regular wages, salary or commissions paid to the employee. Payroll deductions shall be credited to the stock purchase account to be maintained for each participating employee.

        (b) A participating employee may at any time increase or decrease the amount of his or her payroll deduction (within the minimum and maximum limits provided for in Section 7(a) above) by delivering or providing a new payroll deduction authorization in the manner prescribed by the Committee. The change shall become effective as soon as practicable after delivery or provision of the payroll deduction authorization.

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8.      STOCK PURCHASE ACCOUNTS.

        (a) Amounts credited to a participating employee's stock purchase account may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way by a participating employee other than by will or the laws of descent and distribution and any attempt to do so shall be null and void and without effect.

        (b) No interest will be paid on the amounts credited to a participating employee's stock purchase account, unless required by applicable law.

9.      PURCHASE PRICE OF SHARES.

        Unless otherwise determined by the Board of Directors, the purchase price of each share of Common Stock purchased under the Plan shall be the "Formula Price" in effect as of the date of purchase.

10.     PURCHASE OF SHARES.

        (a) Shares will be purchased by the Agent in the Limited Market maintained by Bull, Inc., a wholly-owned subsidiary of the Company, or shares will be issued by the Company from the remaining balance of those shares reserved for issuance under Section 3 of the Plan.

        (b) Stock purchases shall be made on predetermined purchase dates established by the Committee which may coincide with the dates that trades are conducted for the Limited Market by Bull, Inc. If on any purchase date a participating employee has sufficient funds credited to his or her stock purchase account to pay the Participant Percent of the purchase price of one or more whole shares of Common Stock, the Agent shall then purchase such number of shares at the applicable price per share. The employee's stock purchase account thereupon shall be charged with the Participant Percent of the purchase price of such shares. Only whole shares may be purchased. Any balance remaining in the participating employee's stock purchase account will remain in such stock purchase account and be treated as part of the accumulations for the succeeding purchase date.

        (c) With respect to both newly issued shares of Common Stock which are purchased for the account of participating employees under the Plan and shares so purchased on the Limited Market, a stock certificate will be issued in the name of the Agent and held by the Agent in accordance with Section 6 of the Plan. Notwithstanding that such stock certificates are held by the Agent for participating employees, each participant shall have all the rights and privileges of a stockholder with respect to the shares purchased for the participating employee's account, subject to the provisions of Sections 6 and 10(d). Alternatively, the Committee may prescribe or authorize bookkeeping entry or electronic recording of share ownership.

        (d) Shares purchased pursuant to the Plan may not be sold, transferred, pledged as collateral or in any way encumbered for so long as the stock certificates are held by the Agent.

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11.     COMPANY CONTRIBUTIONS.

        The Company shall contribute the Company Percent of the purchase price of each share of Common Stock purchased under the Plan. On each purchase date, the Company will, through the Agent and under the direction of the Committee, pay the Company Percent of the purchase price of each share purchased by the Agent, whether purchased in the Limited Market or as a newly issued share. No contribution shall be made by the Company into an employee's stock purchase account.

12.     TERMINATION OF PARTICIPATION AND RE-ENTRY.

        (a) An employee may terminate participation in the Plan at any time by completing a payroll deduction authorization form and delivering such form in the manner prescribed by the Committee. Alternatively, the Committee may prescribe or permit electronic procedures for such changes. Such employee's participation in the Plan shall terminate as soon as practicable upon receipt of the payroll deduction authorization by the Company. An employee who terminates participation in the Plan pursuant to this Section 12(a) shall not be eligible to reenter the Plan until the first business day of the following Plan Year.

        (b) In the event that a participating employee ceases to be eligible to participate in the Plan as described in Section 5(b) or terminates participation in the Plan or the Plan terminates or is terminated, any cash credited to such employee's stock purchase account will be distributed to the participating employee, or in the event of the death of the participating employee, to his or her estate. Any shares held by the Agent for an employee whose employment with the Company or a Subsidiary thereof is terminated will be released by the Agent to the employee for repurchase by the Company pursuant to the provisions of Article Fourth of the Company's Certificate of Incorporation or pursuant to the provisions of any applicable agreement.

13.     GOVERNMENT AND STOCK EXCHANGE REGULATIONS.

        The Company shall not be required to sell or deliver any shares of Common Stock under the Plan unless and until the Company has fully complied with any then applicable requirements of the Securities and Exchange Commission, state securities commissions, or other regulatory agencies having jurisdiction, and of any exchanges upon which Common Stock of the Company may be listed. The Company shall not be obligated to obtain any required licenses or to register any Common Stock to permit purchases of Common Stock under the Plan.

14.     APPLICATION OF FUNDS.

        All funds received by the Company under the Plan as a result of the sale of newly issued shares of Common Stock under the Plan may be used for any corporate purpose.

15.     RECAPITALIZATION.

        In the event any change, such as a stock split, reverse stock split, or stock dividend, is made in the Company's capitalization which results in an adjustment in the number of shares of capital stock outstanding without receipt of consideration by the Company, appropriate adjustment, as determined

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by the Committee in its discretion, shall be made in the number of shares reserved for issuance as provided in Section 3 of the Plan and in the number of shares allocated to an employee under the Plan.

16.     WITHHOLDING.

        The Company shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, foreign or local law with respect to the purchase or disposition of shares of Common Stock under the Plan, including, without limitation, payroll withholding or withholding from proceeds of a disposition of shares of Common Stock acquired under the Plan.

17.     NO EMPLOYMENT OBLIGATION

        An employee's employment with the Company or a Subsidiary is not for any specified term and may be terminated by such employee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Plan shall confer upon any employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

18.     AMENDMENT OF THE PLAN.

        The Board of Directors or Operating Committee of the Board of Directors of the Company may at any time suspend or terminate the Plan and may at any time or from time to time amend the Plan in such respects as the Board or the Operating Committee may deem advisable in order that the Plan shall conform to any change in the law, or in any other respect which the Board or the Operating Committee may deem to be in the best interest of the Company; provided, however, no such amendment of the Plan shall, without the approval of a majority of the voting power of the capital stock of the Company present or represented and entitled to vote at a duly constituted meeting of stockholders, (a) increase the maximum number of shares available for purchase under the Plan, except as provided in Section 15 or (b) deny a participating employee the right to withdraw from the Plan and obtain the balance of any monies held in the participating employee's stock purchase account.

19.     NO IMPLIED RIGHTS OR OBLIGATIONS

        The Company, in establishing and maintaining this Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in participating employees or others claiming entitlements under the Plan or any obligations on the part of the Company, any Subsidiary, the Agent or the Committee, except as expressly provided herein.

20.     EMPLOYEES BASED OUTSIDE OF THE UNITED STATES

        Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws or regulations in other countries in which the Company or a participating Subsidiary operates or has employees, the Committee, in its sole discretion, shall have the power and authority to modify the eligibility for, and


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terms and conditions of, participation in the Plan by employees employed outside the United States and to establish subplans, modified Plan procedures and other terms and procedures to the extent such actions are deemed necessary or desirable.

21.     EFFECTIVE DATE AND TERMINATION OF THE PLAN.

        (a) The Effective Date of the Plan shall be July 10, 1998.

        (b) Unless the Plan shall have been previously terminated by the Board, the Plan shall terminate on July 31, 2001. In any case, termination shall be deemed to be effective as of the close of business on the day of termination.

22.     GOVERNING LAW

        The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.


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